Exhibit 99.(a)(1)(N)

Home Page E MAIL HOME CONTACT US COHERENT Need Help? Phone: 1-408-817-5900 Welcome to the Coherent Stock Option Tender Offer website. Please enter your Coherent User Name (e.g., smithr:) and Password (last four digits of your Social Security Number) If you have misplaced or did not receive your Coherent User Name click here. Coherent User Name: Password:  | EMAIL: 409Aoffer@coherent.com

Welcome to the Coherent, Inc. Stock Options Tender Offer Website FIRST   LAST As recently noted by Ron Victor, we are pleased to announce that the Coherent Stock Option Tender Offer is officially launching today, April 8, 2008 and will remain open until May 9, 2008 at 5 p.m. Pacific Time (unless extended). The offer allows you to avoid the unfavorable tax consequences under Section 409A of the Internal Revenue Code that you may otherwise incur with respect to those of your stock options which were granted with an exercise price lower than the fair market value of the Company’s common stock on the date of grant, as determined by the Company’s stock option review. The specifics of the program are described in the Offer to Amend and the exhibits thereto. We strongly urge you to read the Offer to Amend and the exhibits thereto very carefully. BACKGROUND Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax in the year of vesting, an additional 20% penalty tax and interest charges) on stock options that were granted at a discount from fair market value and which vest after December 31, 2004 (“discount options”). We have determined that some of your stock options may be affected by Section 409A because they are discount options, Coherent is offering you the opportunity to avoid the Section 409A impact by amending these discount options to increase their exercise price so they are no longer discount options. If your discount option is amended pursuant to this offer, you will receive a cash payment equal to 105% of the aggregate exercise price increase of your amended option, This cash payment will be made on Coherent’s first payroll date in January 2009. Under applicable tax rules, we cannot make this payment prior to 2009. Stock options which are eligible to be amended under the offer will remain subject to adverse tax consequences under Section 409A until the close of the offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the offer is not enough to have your options amended, the offer has to close and Coherent has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from Coherent that they have been amended, you will have adverse tax consequences. INFORMATION To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how Coherent, Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to https://coherent.equitybenefits.com/ to view a recorded informational presentation fully explaining the offer. Coherent has also engaged PricewaterhouseCoopers LLP to prepare communications and hold two live meetings regarding the offer for employees in the Santa Clara area, They are scheduled

To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how Coherent; Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to https://coherent.equitvbenefits.com/ to view a recorded informational presentation fully explaining the offer. Coherent has also engaged PricewaterhouseCoopers LLP to prepare communications and hold two live meetings regarding the offer for employees in the Santa Clara area. They are scheduled as follows: For employees with last names beginning with the letters A through L: DATE: Wednesday; April 9, 2008 TIME: 10:00 a.m. LOCATION: Patrick Henry Conference Room Room # 22 For employees with last names beginning with the letters M through Z: DATE: Wednesday, April 9, 2008 TIME: 2:00 p.m. LOCATION: Patrick Henry Conference Room Room # 22 If you have general questions about the terms of this offer, you may direct your questions via email to the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. Please note that neither Coherent, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. We strongly recommend that you discuss the personal tax consequences of the offer with your financial, legal and/or tax advisors. To participate in the tender offer, you must elect to participate. If you do not, you will be deemed to have rejected the offer and will risk being subject to the adverse tax consequences described above. The first step to participating in the offer is to click on the MAKE AN ELECTION button at the top or bottom of this page to view the details of your impacted options. Simply viewing this information does not result in your making an election; the instructions for actually making an election are set forth below. KEY DOCUMENTS AND MATERIALS You should read carefully the entire Offer to Amend including the exhibits to the Schedule TO with which this offer has been filed, the accompanying email from Ron Victor dated April 8, 2008, and the Election/Withdrawal form. These documents and materials also are available to you through the following links: a. Offer to Amend b. Instructions to Election/Withdrawal form c. Election/Withdrawal form d. FAQ e. Recorded Informational Presentation 1. Click the OFFER TO AMEND hyperlink above and review carefully the Offer to Amend document. You will be given the choice to print the document, but it is not required. The Offer to Amend document refers you to additional documents that you should review before deciding whether to tender your eligible options in the offer. 2. Please return to the WELCOME PAGE and then click the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM hyperlink above. Carefully review the

1. Click the OFFER TO AMEND hyperlink above and review carefully the Offer to Amend document. You will be given the choice to print the document, but it is not required. The Offer to Amend document refers you to additional documents that you should review before deciding whether to tender your eligible options in the offer. 2. Please return to the WELCOME PAGE and then click the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM hyperlink above. Carefully review the instructions. You will be given the choice to print the instructions, but it is not required. 3. Please return to the WELCOME PAGE and then click on the MAKE AN ELECTION button at the top or bottom of the page to proceed with your election. You will be redirected to the first page of the ELECTION/WITHDRAWAL FORM. You will need to check the appropriate box to indicate whether you elect to tender your eligible options in accordance with the terms of the offer and then click on the NEXT button. 4. After completing the Election/Withdrawal form, you will be allowed to review the election you have made with respect to your eligible options and see the new exercise price of your amended option. If you are satisfied with your election, you will proceed to the Election Amendment Review page. If after reviewing the terms of your election and you wish to proceed, you will be directed to a Print Confirmation of Election page whereby you will be able to print your election if you desire to do so. Following these events, the Company will send you via email an Election Confirmation Statement. 5. Please print and keep a copy of the Election Confirmation Statement for your records. You will then be deemed to have completed the election process. Please remember that you can return to this site to withdraw your election if you so wish at a later time until May 9, 2008 at 5 p.m. Pacific Time (unless extended). Coherent intends to confirm the receipt of your Election/Withdrawal form by email within two U.S. business days. If you have not received an email confirmation that Coherent received your response, we recommend that you confirm that we have received your Election/Withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may contact the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. Note that the Welcome Page to the offer website also contains a link to Frequently Asked Questions (FAQ) that you ay find helpful in determining whether to tender your eligible options. KEY DATES TO REMEMBER The offer commences April 8, 2008 and will expire 5:00 p.m., Pacific Time, on May 9, 2008 (unless the offer is extended). Election/Withdrawal forms must be received by Coherent before 5:00 p.m.. Pacific Time, on May 9, 2008 (unless we extend the Offer). If we extend the offer, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date. DECLINE OR WITHDRAW FROM THE OFFER If you have read the above referenced important documents describing the offer and have come to the conclusion that you do not wish to participate, please click on the MAKE AN ELECTION button at the bottom of the page and on the election page please select the alternative of “I hereby decline the offer and elect not to amend my eligible options(s), We remind you that the choice not to participate may expose you to the adverse tax consequences of Section 409A. Your choice not to participate may a changed up until 5:00 p.m., Pacific Time, on May 9, 2008 (unless we extend the offer), the expiration date of the offer, by re-logging in to this website and completing the Election/Withdrawal form according to the procedures detailed above.

be redirected to the first page of the ELECTION /WITHDRAWAL FORM. You will need to check the appropriate box to indicate whether you elect to tender your eligible options in accordance with the terms of the offer and then click on the NEXT button. 4. After completing the Election/Withdrawal form, you will be allowed to review the election you have made with respect to your eligible options and see the new exercise price of your amended option. If you are satisfied with your election, you will proceed to the Election Amendment Review page. If after reviewing the terms of your election and you wish to proceed, you will be directed to a Print Confirmation of Election page whereby you will be able to print your election if you desire to do so. Following these events, the Company will send you via email an Election Confirmation Statement. 5. Please print and keep a copy of the Election Confirmation Statement for your records. You will then be deemed to have completed the election process. Please remember that you can return to this site to withdraw your election if you so wish at a later time until May 9, 2008 at 5 p.m. Pacific Time (unless extended). Coherent intends to confirm the receipt of your Election/Withdrawal form by email within two U.S. business days. If you have not received an email confirmation that Coherent received your response, we recommend that you confirm that we have received your Election/Withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may contact the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. Note that the Welcome Page to the offer website also contains a link to Frequently Asked Questions (FAQ) that you may find helpful in determining whether to tender your eligible options. KEY DATES TO REMEMBER The offer commences April 8, 2008 and will expire 5:00 p.m.. Pacific Time, on May 9, 2008 (unless the offer is extended). Election/Withdrawal forms must be received by Coherent before 5:00 p.m., Pacific Time, on May 9, 2008 (unless we extend the offer). If we extend the offer, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date. DECLINE OR WITHDRAW FROM THE OFFER If you have read the above referenced important documents describing the offer and have come to the conclusion that you do not wish to participate, please click on the MAKE AN ELECTION button at the bottom of the page and on the election page please select the alternative of “I hereby decline the offer and elect not to amend my eligible options(s).” We remind you that the choice not to participate may expose you to the adverse tax consequences of Section 409A. Your choice not to participate may be changed up until 5:00 p.m., Pacific Time, on May 9, 2008 (unless we extend the offer), the expiration date of the offer, by re-logging in to this website and completing the Election/Withdrawal form according to the procedures detailed above. QUESTIONS Coherent has prepared communications regarding the offer and PricewaterhouseCoopers LLP will provide general tax information regarding the offer. Neither Coherent, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. You should direct questions regarding the Election/Withdrawal form to the Coherent Tender Offer Help Desk 409AOffer@coherent.com. We strongly recommend that you discuss the personal tax consequences of the offer with your financial, legal and/or tax advisors.

COHERENT, INC. ELECTION/WITHDRAWAL FORM THE OFFER EXPIRES AT 5 P.M., PACIFIC TIME, ON MAY 9, 2008, UNLESS THE OFFER IS EXTENDED Name: FIRST LAST Employee ID: 123 Important: Please read the offer documents, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL below and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER to this Election/Withdrawal form before completing and signing this page. Indicate your decision to tender all of your eligible options identified below for amendment by checking the box below. If you do not want to amend all of your eligible options, you do not have to do anything; however, your eligible options may be subject to the tax consequences of Section 409A (as described in the Offer to Amend). If you have exercised any of the options listed below, those options are no longer eligible options. Your election with respect to such exercised options will not be respected and you will not be entitled to any cash payment with respect to such exercised options. AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL Fair Market Number of Number of Options Value of Coherent Original Exercise Options Subject to Common Subject To 409A/Eligible Stock on Option Price Per Outstanding for Actual Actual Cash Plan Grant Date Number Share Option Amendment Grant Date Grant Date Payment Plan Aug 23, 2001 3 $3.45 750 50 $3. 15 $4.00  IF YOU CHOOSE TO PARTICIPATE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. If you would like to participate in the offer, please indicate your election by checking the box below.  I hereby elect to have all of my eligible options amended pursuant to the terms set forth in the offer. By electing to amend my eligible options by checking the box above. I understand and agree to all of the following: 1. I hereby agree to amend my eligible options identified in accordance with the terms of the offer set forth in the Offer to Amend, dated April 8, 2008, of which I hereby acknowledge receipt. Each eligible option will be amended on May 9, 2008, or, if the offer is extended, following the extended expiration date. 2. The offer is currently set to expire at 5:00 p.m., Pacific Time, on May 9, 2008, unless Coherent, Inc., in its discretion, extends the period of time during which the offer will remain open. 3. Except as otherwise provided below, the exercise price of each of my tendered Eligible options will be

Offer to Amend, dated April 8, 2008, of which I hereby acknowledge receipt. Each eligible option will he amended on May 9, 2008, or, if the offer is extended, following the extended expiration date. 2. The offer is currently set to expire at 5:00 p.m., Pacific Time, on May 9, 2008, unless Coherent, Inc., in its discretion, extends the period of time during which the offer will remain open. 3. Except as otherwise provided below, the exercise price of each of my tendered Eligible options will be amended to increase the exercise price per share to the fair market value of a share of the common stock of Coherent, Inc. on the measurement date of such eligible option for financial reporting purposes. 4. I will be entitled to receive a cash payment equal to 105% of the aggregate exercise price increase of my amended option. This cash payment will be made on Coherent’s first payroll date in January 2009. Under applicable tax rules, we cannot make this payment prior to 2009. 5. If I cease to be employed by Coherent, Inc. or its subsidiaries after I elect to amend my eligible options, but before Coherent, Inc. accepts such option(s) for amendment, my eligible options will not be amended or replaced, and I will not be entitled to receive any cash payment. 6. Until 5:00 p.m., Pacific Time, on May 9, 2008, I will have the right to withdraw my eligible options that I elected to have amended. However, after that date I will have no withdrawal rights, unless Coherent, Inc. does not accept my tendered eligible options before June 3, 2008, the 40th business day after April 8, 2008, which is commencement of the offer. I may then withdraw my tendered eligible options at any time prior to Coherent, Inc.’s acceptance of such options for amendment pursuant to the offer. 7. The tender of my eligible options will constitute my acceptance of all of the terms and conditions of the offer. Acceptance by Coherent, Inc. of my eligible options for amendment pursuant to the offer will constitute a binding agreement between Coherent, Inc. and me upon the terms and subject to the conditions of the offer. 8. I am the registered holder of my eligible options tendered hereby, and my name, employee identification number and other information appearing on the cover page are true and correct. 9. I am not required to tender my eligible options pursuant to the offer. I will be solely responsible for any penalty taxes, interest payments or other liabilities I may incur under Section 409A (and applicable state tax laws) with respect to any eligible option that is not amended pursuant to the offer. 10. Coherent, Inc. and/or the independent firms hired with respect to the offer cannot give me legal, tax or investment advice with respect to the offer and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the offer. 11. Under certain circumstances set forth in the Offer to Amend, Coherent, Inc. may terminate or amend the offer and postpone its acceptance of my eligible options I have elected to amend. Should the eligible options tendered herewith not be accepted for amendment, such option(s) will be returned to me promptly following the expiration or termination of the offer. 12. I understand that if I do not clearly mark the box electing to amend all of my eligible options, none of my eligible options will be amended, I may be subject to the adverse tax consequences under Section 409A with respect to such options and I will not become entitled to the cash payments payable with respect to such options. 13. I understand that if I elect to participate in the offer that my election, in combination with the acceptance of my election by Coherent for amendment, will constitute a binding agreement between Coherent, Inc. and me upon the terms and conditions of the offer. 14. I understand that if I exercise any of the options listed above on my Election/Withdrawal form, those options are no longer eligible options. I acknowledge that my election with respect to such exercised options will not be respected and I will not be entitled to any cash payment with respect to such exercised options. Stock options which are eligible to be amended under the offer will remain subject to adverse tax consequences under Section 409A until the close of the offer and the official amendment of such

14. I understand that if I exercise any of the options listed above on my Election/Withdrawal form, those options are no longer eligible options. I acknowledge that my election with respect to such exercised options will not be respected and I will not he entitled to any cash payment with respect to such exercised options. Stock options which are eligible to be amended under the offer will remain subject to adverse tax consequences under Section 409A until the close of the offer and the official amendment of such options after that close date. Therefore, if you exercise any discount options prior to the amendment of those discount options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the offer is not enough to have your options amended, the offer has to close and Coherent has to accept the tendered discount options for them to be amended and corrected. If you exercise any discount options prior to receiving notification from Coherent that they have been amended, you may have adverse tax consequences. IF YOU CHOOSE NOT TO PARTICIPATE, YOU AGREE TO ALL TERMS BELOW If you do not want to participate in the offer, please indicate your election to decline or withdraw from the offer by checking the box below.  I hereby decline the offer and elect not to amend my eligible options(s). You may change your election to decline or withdraw from the offer by submitting a properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m., Pacific Time, on May 9, 2008, unless we extend the offer. If you have read the above referenced important documents describing the offer and have come to the conclusion that you do not wish to participate, please indicate your withdrawal by checking the box above. We remind you that the choice not to participate may expose you to the adverse tax consequences of Section 409A. Your choice not to participate may be changed up until 5:00 p.m., Pacific Time, on May 9, 2008, the expiration date of the offer, by re-logging in to this website and completing the Election/Withdrawal form according to the procedures detailed above. I understand that neither Coherent, Inc. nor the Board of Directors of Coherent, Inc. is making any recommendation as to whether I should amend or refrain from amending my eligible options, and that I must make my own decision whether to tender my eligible options, taking into account my own personal circumstances and preferences. I understand that the amended option(s) may decline in value when I decide to exercise such option(s). I further understand that past and current prices of Coherent, Inc. common stock may provide little or no basis for predicting what the market price of Coherent, Inc. common stock will be when Coherent, Inc. amends my tendered eligible options or at any other time in the future. Please read the offering documents, this Election/Withdrawal form, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM. SIGNATURE OF OPTION HOLDER PLEASE IGNORE THIS SIGNATURE PAGE IF YOU ARE MAKING YOUR ELECTION VIA THIS OFFER WEBSITE. HOWEVER, IF YOU CHOOSE TO TURN IN A PAPER ELECTION/WITHDRAWAL FORM, YOU WILL NEED TO FILL OUT THIS SIGNATURE PAGE IN ORDER TO HAVE YOUR ELECTION PROCESSED PROPERLY. Date:, 2008 (Signature of Option Holder or Authorized Signatory) (Name, please print in full) Address (if different than on cover page)

personal circumstances and preferences. I understand that the amended option(s) may decline in value when I decide to exercise such option(s). I further understand that past and current prices of Coherent, Inc. common stock may provide little or no basis for predicting what the market price of Coherent, Inc. common stock will be when Coherent, Inc. amends my tendered eligible options or at any other time in the future. Please read the offering documents, this Election/Withdrawal form, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM. SIGNATURE OF OPTION HOLDER PLEASE IGNORE THIS SIGNATURE PAGE IF YOU ARE MAKING YOUR ELECTION VIA THIS OFFER WEBSITE. HOWEVER, IF YOU CHOOSE TO TURN IN A PAPER ELECTION/WITHDRAWAL FORM, YOU WILL NEED TO FILL OUT THIS SIGNATURE PAGE IN ORDER TO HAVE YOUR ELECTION PROCESSED PROPERLY. Date: , 2008 Signature of Option Holder or Authorized Signatory) Name, please print in full) Address (if different than on cover page) Office Telephone: (       ) Email address: Employee Identification Number (see cover page): If you are not able to submit your Election/Withdrawal form electronically via the offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you otherwise do not have access to the offer website for any reason including lack of internet services), you must complete a paper Election/Withdrawal form and return it to the Company via fax to Ron Victor at (408) 970-9998 before 5:00 p.m. Pacific Time, on May 9, 2008. To obtain a paper Election/Withdrawal form, please either print this Election/Withdrawal form or please contact the Coherent Tender Offer Help Desk by email at 409AOffer@coherent.com. To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how Coherent is addressing the situation and the choices you have, and (iii) answer other questions you may have, you may log on to https://coherent.equitybenefits.com/ to view a recorded informational presentation fully explaining the offer. If you have general questions about the terms of this offer, you may direct your questions via email to the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. Coherent. Inc. has prepared communications regarding the offer and PricewaterhouseCoopers LLP will provide general tax information regarding the offer. Neither Coherent, Inc. nor PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. We strongly recommend that you discuss the personal tax consequences of the offer with your financial, legal and/or tax advisors. DELIVERY OF A PAPER ELECTION/WITHDRAWAL FORM OTHER THAN VIA FACSIMILE WILL NOT BE GIVEN EFFECT, UNLESS YOU SUBMIT YOUR ELECTION/WITHDRAWAL FORM ELECTRONICALLY VIA THE OFFER WEBSITE.

COHERENT, INC. April 8, 2008 Election Amendment Review Plan Grant Date Option Number Number of Number of Options Original Options Subject to Exercise Subject To 409A/Eligible Price Per Outstanding for Share Option Amendment Fair Market Value of Coherent Common Stock on Actual Actual Grant Date Grant Date Cash Payment $4.00 Plan Aug 23, 2001 $3.45 750 503 $3.15 Please note that you may withdraw your election by submitting a properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m. Pacific Time on May 9, 2008, unless we extend the offer. If you have exercised any of the options or portions of the options listed above, those options to the extent exercised are no longer eligible options. Your election with respect to such options to the extent exercised will not be respected and you will not be entitled to any cash payment with respect to such options to the extent exercised. Is this information correct? If yes, click PROCEED TO CONFIRMATION button to continue. If no, click RETURN TO PREVIOUS SCREEN button.

Confirmation of Election COHERENT, INC. April 8, 2008 Print Confirmation of Election Name: FIRST LAST Employee ID : 123 Your Election information has been recorded as follows: Fair Market Number of Value of Number of Options Coherent Original Options Subject to Common Exercise Subject To 409A/Eligible Stock on Option Price Per Outstanding for Actual Actual Cash Plan Grant Date Number Share Option Amendment Grant Date Grant Date Payment Plan Aug 23 2001. 3 $3.45 750 50 $3.15 $4.00 If you have exercised any of the options or portions of the options listed above, those options to the extent exercised are no longer eligible options. Your election with respect to such options to the extent exercised will not be respected and you will not be entitled to any cash payment with respect to such options to the extent exercised. PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed “Election Confirmation Statement' after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Confirmation Statement via email to 409AOffer@coherent.com. Should you have any questions, please feel free to email the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. Stock options which are eligible to be amended under the offer will remain subject to adverse tax consequences under Section 409A until the close of the offer and the amendment of such options after that close date. Therefore, if you exercise any eligible options prior to the amendment of those eligible options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the offer is not enough to have your options amended, the offer has to close and Coherent has to accept the eligible options for them to be amended. If you exercise any eligible options prior to receiving notification from Coherent that they have been amended, you will have adverse tax consequences. PRINT A CONFIRMATION LOGOUT RETURN TO MAKE AN ELECTION

Copy of Confirmation: COHERENT, INC. april 8, 2008 Election confirmation Statement Home Date 04/04/2008 03:21:22 PM PST Name FIRST LAST Employee ID 123 Number of Number of Options Fair Market Value of Coherent Common Original Options Subject to Stock on Exercise Subject To 409A/Eligible Actual Actual Grant Option Price Per Outstanding for Grant Grant Cash Plan Date Number Share Option Amendment Date Date Payment Plan Aug 23, 2001 3 $3.45 750 50 $3.15 $4.00 Please note that you may withdraw your election by submitting a properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m. Pacific Time on about May 9, 2008, unless we extend the offer. Stock options which are eligible to be amended under the offer will remain subject to adverse tax consequences under Section 409A until the close of the offer and the amendment of such options after that close date. Therefore, if you exercise any eligible options prior to the amendment of those eligible options, you will be solely responsible for any taxes, penalties or interest you may incur under Section 409A. Note that accepting the offer is not enough to have your options amended, the offer has to close and Coherent has to accept the tendered discount options for them to be amended. If you exercise any eligible options prior to receiving notification from Coherent that that they have been amended, you will have adverse tax consequences. Please note that our receipt of your Election/Withdrawal form is not by itself an acceptance of the eligible option. For purposes of the offer, Coherent, Inc. will have accepted those eligible options properly tendered pursuant to the offer and not otherwise withdrawn only when Coherent, Inc. gives written or electronic notice to the option holders generally of its acceptance of such options. Such notice may be made by press release, email or other method of communication. Coherent, Inc.’s formal acceptance is expected to take place immediately following the expiration date of the offer. If this Election Confirmation Statement does not reflect your intent, please log on to the offer website and re-elect the treatment you desire for your eligible options.

Review Elections: Not elected: COHERENT, INC. April 8, 2008 Review of your Decision to Decline or Withdraw from the Offer You have elected either to decline participation in the offer or to withdraw your eligible options from participation in the offer. If you wish to reconsider your election to decline or withdraw, please submit a properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m Pacific Time on May 9, 2008, unless we extend the offer. We want to make sure that you understand that declining or withdrawing from the offer means: 1. You agree that you will pay all additional Federal and State tax penalties with respect to the non-tendered options; 2. You decline the amendment of the non-tendered options; and 3. You decline the cash payment on Coherent’s first payroll date in January 2009. Please note that you may change your decision to decline or withdrawal from the offer by submitting a new, properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m. Pacific Time on May 9, 2008, unless we extend the offer. If the above is not your intent, we encourage you to Return to the Previous Screen by clicking on the RETURN TO PREVIOUS SCREEN button below and change your election. Should you have any questions, please feel free to email to the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. Is this information correct? If yes, click PROCEED TO CONFIRMATION button to continue. If no, click RETURN TO PREVIOUS SCREEN button. RETURN TO PREVIOUS SCREEN PROCEED TO CONFIRMATION

Confirm Election: Not Elected: COHERENT, INC. April 8, 2008 Print Confirmation of Your Decision to Decline the Offer or to Withdraw from the Offer Name : FIRST LAST Employee ID : 123 You have elected either to decline participation in the offer or to withdraw your eligible options from participation in the offer. If you wish to reconsider your election to decline or withdraw, please submit a new, properly completed and signed Election/Withdrawal form prior to the expiration date which will be 9:00 p.m., Pacific Time on, May 9, 2008, unless we extend the offer. We want to make sure that you understand that declining or withdrawing from the offer means 1. You agree that you will pay all additional Federal and State tax penalties with respect to the non-tendered options; 2. You decline the amendment of the non-tendered options; and 3. You decline the cash payment on Coherent’s first payroll date in January 2009. Please note that you may change your decision to decline or withdraw from the offer by submitting a properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m. Pacific Time on May 9, 2008, unless we extend the offer. PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed “Election Confirmation Statement” after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Confirmation Statement via email to 409AOffer@coherent.com. Should you have any questions, please feel free to email the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900. PRINT A CONFIRMATION LOGOUT RETURN TO MAKE AN ELECTION

Print Copy of Confirmation of Election: Not Elected: COHERENT, INC. April 8, 2008 Print Confirmation of Your Decision to Decline the Offer or to Withdraw from the Offer Name : FIRST LAST Employee ID : 123 You have elected either to decline participation in the offer or to withdraw your eligible options from participation in the offer. If you wish to reconsider your election to decline or withdraw, please submit a new, properly completed and signed Election/Withdrawal form prior to the expiration date which will be 9:00 p.m., Pacific Time on, May 9, 2008, unless we extend the offer. We want to make sure that you understand that declining or withdrawing from the offer means: 1. You agree that you will pay all additional Federal and State tax penalties with respect to the non-tendered options; 2. You decline the amendment of the non-tendered options; and 3. You decline the cash payment on Coherent’s first payroll date in January 2009. Please note that you may change your decision to decline or withdraw from the offer by submitting a properly completed and signed Election/Withdrawal form prior to the expiration date which will be 5:00 p.m. Pacific Time on May 9, 2008, unless we extend the offer. PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed “Election Confirmation Statement” after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Confirmation Statement via email to 409AOffer@coherent.com. Should you have any questions, please feel free to email the Coherent Tender Offer Help Desk at 409AOffer@coherent.com or by phone at (408) 817-5900.

Election Information Election Information Click on the links below to view detailed information on the Coherent, Inc. Offer to Amend. Offer to Amend Schedule TO including its exhibits Email from Ronald Victor dated April 8, 2008 Instructions to Election/Withdrawal Form Election/Withdrawal Form FAQ Recorded Informational Presentation Make An Election Return to Home Page

Contact Information CONTACT INFORMATION To contact Coherent for forms and documents under the offer or for paper copies of any offer documents or forms, please contact the Coherent Tender Offer Help Desk by email at 409AOffer@coherent.com. To help (i) explain the potential adverse tax impact of Section 409A, (ii) explain how Coherent Inc. has addressed the situation and the choices you have, and (iii) answer other questions you may have, you may log on to https://coherent_equitybenefits.com to view a recorded informational presentation explaining the offer should you have any questions about the offer. Please also feel free to contact the Coherent Tender Offer Help Desk by email at 409AOffer@coherent.com or by phone at (408) 817-5900. Coherent, Inc. has prepared communications regarding the offer and PricewaterhouseCoopers LLP will provide general tax information regarding the offer. Neither Coherent, Inc. nor the PricewaterhouseCoopers LLP will provide tax advice specific to an individual’s circumstances or make any recommendation. We strongly recommend that you discuss the personal tax consequences of the offer with your financial, legal and/or tax advisors.

Admin Pages: Admin Home: Welcome to the Coherent, Inc. Administration Page Please select one of the following menu items: 1. Administration Reports 2. Enter Employee Data 3. Unlock Employee Account 4. Generate Not Logged in/Not  Elected Employee List 5. Send Email Notifications

Reports Home Administration Reports 1. Option Election Statistics 2. Log File Export 3. Export Complete Database

Option Election Statistics Option Election Statistics Grants Subject to Tender Offer 450 Shares Subject to Tender Offer 557,020 Employees Subject to Tender Offer 209 Grants Tendered 5 Shares Tendered 15,500 Grants NOT Tendered 445 Shares NOT Tendered 541,520 Employees Tendered 1 Employees Not Tendered 6 Employees Pending Election 202 Employees who have updated records 5 Employees updated by Administrator 3

Log File Export Administration Reports 1. Option Election Statistics 2. Log File Export 3. Export Complete Database File download Do you want to open or save this file? Name: LoginLog.csv Type: Microsoft Office Excel Comma Separated Values Fil... From: sos-518 [ Open ] [ Save ] [ Cancel ] While files from the Internet can be useful, some files can potentially harm your computer. If you do not trust the source, do not open or save this file. What's the risk?

Export Complete Database Administration Reports 1. Option Election Statistics 2. Log File Export 3. Export Complete Database  File Download Do you want to open or save this file? Name: ExportedData.csv Type: Microsoft Office Excel Comma Separated Values Fil... From: sos-518 [ Open ] [ Save ] [ Cancel ] While files from the Internet can be useful, some files can potentially harm your computer. If you do not trust the source, do not open or save this file. What's the risk?

Employee Election Screen for Admin Enter Employee ID Employee Name Email Address Exchange All Grants spg FIRST LAST WebDev@sos-team.com Exchange No Grants Plan Grant Date Option Number Original Exercise Price Per Share Number of Number of Options Options Subject to Subject To 409A/Eligible Outstanding for Option Amendment Actual Grant Date Fair Market Value of Coherent Common Stock on Actual Grant Date $3.15 Cash Payment $4.00 Plan Aug 23, 2001 3 $3.45 750 50

User Unlock Screen To unlock an employee's account, please enter the employee id and select the Update button. Enter Employee ID:

Not Logged in / Not Amended / Not Elected Report Not Logged In / Not Elected / Not Amended Employee List Generate Report listing all users who have not logged in and are eligible for Offer. Generate Report listing all users who have logged in, but did not make an election for any/all of their grants. Generate Report listing all users who elected NOT to amend their Eligible Options. Export Do you want to open or save this file? Name:  EmailList.csv Type:  Microsoft Office Excel Comma Separated Values Fil... From:  sos-518 [Open ] [Save ]  [Cancel ] While files from the Internet can be useful, some files can potentially harm your computer. If you do not trust the source, do not open or save this file. What's the risk? File Download

Email Notification Send Email Notifications Send Emails Announcing Commencement of Offer Send Reminder Emails to Employees Not Logged In and Eligible for the Election Send Reminder Emails to Employees Logged In, But Not Made an Election [ Send ]